UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2019

Marchex, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Pike Street Suite 2000, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 331-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 17, 2019 (the “Grant Date”), the Compensation Committee of the Board of Directors of Marchex, Inc. (the “Corporation” or “Marchex”), pursuant to its annual review of equity award incentives for employees of the Corporation, approved a stock option grant under the Corporation’s 2012 Stock Incentive Plan (the “Plan”) to Michael Arends for 34,000 shares of Class B Common Stock and a restricted stock grant under the Plan to Mr. Arends for 34,000 shares of Class B Common Stock.

Such option shall have an exercise price of $5.05 per share, the closing price of the Corporation’s Class B Common Stock on the Grant Date, shall be an incentive stock option to the extent permitted by the Internal Revenue Code of 1986, as amended (the “Code”), and otherwise a nonqualified stock option, with 25% of the option shares vesting on the first annual anniversary of the Grant Date and 1/12th of the remainder will vest quarterly thereafter for the following three years, subject to continued employment at such times.  25% of the restricted shares shall vest on each of the first, second, third and fourth annual anniversaries of the Grant Date, subject to continued employment at such times.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MARCHEX, INC.

Date: April 19, 2019	By:	/s/ RUSSELL HOROWITZ
	Name:	Russell Horowitz
	Title:	Executive Chairman and member of the Office of the CEO